UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2005
PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Glendon Ave., Suite 1250 Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 824-6200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     On October 20, 2005, the Board of Directors (the “Board”) of PeopleSupport, Inc. (the “Company”), pursuant to recommendations of the Compensation Committee that were made after consultation with an independent third-party compensation consulting firm, approved changes to the compensation for the Company’s senior executives and non-employee members of the Board. Based on available compensation data for publicly-traded business process outsourcing companies and other publicly-traded companies that the Compensation Committee and the compensation consultant considered to be within the Company’s peer group, it was determined that the Company’s cash and equity compensation for senior executives and non-employee directors was generally below market median level of the compensation provided by peer group companies. The Compensation Committee therefore recommended, and the Board of Directors adopted, increases in cash and equity compensation for the Company’s senior executives and non-employee directors to bring their compensation more in line with the compensation of the peer group companies to enhance the Company’s ability to attract and retain senior executives and non-employee directors.
     The new compensation packages for senior executives and non-employee directors are designed to place their cash compensation generally within median compensation levels for peer group companies, and to balance this with new equity compensation packages that are generally in the second quartile of peer group companies. The new equity packages for senior executives and non-employee directors were put in place on October 20, 2005, while the new cash compensation arrangements are intended to be put in place in January 2006.
     The new compensation arrangements are described below.
     (a) Non-Employee Director Compensation.
     Beginning in 2006, the annual Board cash retainer for all non-employee members of the Company’s Board of Directors will increase from $15,000 to $30,000. With respect to the cash compensation of Board committee members, other than the chair of each committee, the annual cash retainer for members of the Audit Committee will increase from $2,500 to $5,000, the annual cash retainer for members of the Compensation Committee will remain the same at $2,500, and the annual cash retainer for members of the Nominating and Corporate Governance Committee will be reduced from $2,500 to $2,000. The annual cash retainer for the chair of each of the three Board committees will remain the same, and are as follows: $10,000 for the Audit Committee chair, $5,000 for the Compensation Committee chair, and $5,000 for the Nominating and Corporate Governance Committee chair. As before, all cash retainers for non-employee directors will be paid quarterly in arrears.
     With respect to the equity compensation for non-employee directors, on October 20, 2005, the Board made grants to each of the non-employee directors who had been in service on the Board during the previous twelve months of (i) an option to purchase 800 shares of common stock of the Company, and (ii) 650 restricted common stock units (“RSUs”). The stock options have an exercise price of $7.23 per share (the market closing price of the Company’s common stock on October 20, 2005), and will vest and become exercisable quarterly in equal installments over a one-year period with each quarter of completed board service. The RSUs will vest in full one year from the date of the grant, which means that on the vesting date the recipient will be issued the 650 shares covered by the RSU award if he has completed a full year of Board service on that date. These equity grants were in addition to the automatic annual grant under the Company’s equity compensation plan of an option to acquire 5,000 shares of common stock, which were made on October 7, 2005 to each non-employee director who had been in service on the Board during the previous twelve months. The automatic grants have an exercise price of $7.69 per share (the market closing price of the Company’s common stock on October 7, 2005), and will vest and become exercisable quarterly in equal installments over a one-year period with each quarter of completed Board service.
     (b) Executive Officer Compensation.
     On October 20, 2005, the Board, pursuant to the recommendation of the Compensation Committee after consultation with a third party compensation firm who conducted market surveys of peer group companies, approved an increase in base salaries, target bonuses and equity compensation for certain executive officers of the Company. The base salary increases are intended to be put in place at the beginning of 2006. The target bonus levels for 2006 will be based on achieving individual and Company goals determined by the Compensation Committee. Actual bonus awards, if any, will depend on whether goals have been achieved or exceeded, and may therefore vary from the target levels. The new equity incentive compensation for these executives, which consist of stock options and RSUs, were granted on October 20, 2005, subject to vesting. The new compensation packages for these executives are designed to place their cash compensation generally within median compensation levels for peer group companies, and to balance this with new equity compensation packages that are generally in the second quartile of peer group companies.
     The new compensation for the Company’s Chief Executive Officer and the next four most highly compensated executive officers who received compensation increases are as follows:

		2006 Target Bonus	Number of Stock
Name and Principal Position	2006 Base Salary	(% of Base Salary)	Options(1)	Number of RSUs(2)
Lance Rosenzweig	$325,000	75%	112,500	12,500
Chairman of the Board,
President, and Chief
Executive Officer

Rainerio Borja	$220,000	40%	45,000	5,000
President, PeopleSupport
Philippines and Vice
President of Global
Operations

Caroline Rook	$215,000	40%	45,000	5,000
Chief Financial Officer

Parham Farahnik	$205,000	40%	45,000	5,000
Senior Vice President of
Sales and Marketing

Tim Miller	$155,000	30%	30,000	3,333
Vice President of
Service Delivery

(1)	The stock options have an exercise price of $7.23 per share (the market closing price on October 20, 2005, the date of grant). The options will vest and become exercisable as to 25% of the shares on October 20, 2006 and thereafter monthly in 36 equal installments based on continued service.

(2)	The restricted stock units vest annually in three equal installments based on continued service, with the first one-third vesting on October 20, 2006, the first anniversary of the grant date, and annually thereafter in equal installments over two years.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.2	Form of Restricted Stock Unit Agreement for Executives

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2005	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.2	Form of Restricted Stock Unit Agreement for Executives